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INTERNATIONAL STEEL GROUP INC.
SEPTEMBER 27, 2003                                                  EXHIBIT 11.1

                                                                                                                   For the period
                                                                                                   Nine months     from Inception,
                                                                       Three months ended             ended      February 22, 2002,
                                                                September 27,     September 28,   September 27,   through September
                      Basic Earnings per Share**                    2003              2002             2003           28, 2002
--------------------------------------------------------------- -------------     -------------   -------------  ------------------
Common Stock
      Net income (loss) available to holders of Common Stock    $   (16,964)     $    34,540          (46,345)    $     25,051
      Weighted average number of shares of Common Stock
        outstanding                                              69,688,620       64,874,020       69,670,520       64,874,020
                                                                -----------      -----------      -----------     ------------
      Basic earnings (loss) per share                           $     (0.24)    $       0.53      $     (0.67)    $       0.39
                                                                ===========      ===========      ===========     ============

Class B Common Stock
      Net loss available to holders of Class B Common Stock     $    (1,636)                      $    (2,142)
      Weighted average number of Class B shares outstanding       6,719,444                         3,732,220
                                                                -----------                       -----------
      Basic loss per share                                      $     (0.24)                      $     (0.57)
                                                                ===========                       ===========

                     Diluted Earnings per Share**
---------------------------------------------------------------
Common Stock
      Net income (loss) available to holders of Common Stock    $   (16,964)    $     34,540      $   (46,345)    $     25,051

      Weighted average number of shares of Common Stock
       outstanding                                               69,688,620       64,874,020       69,670,520       64,874,020
      Incremental shares issuable upon assumed conversion                 *        2,363,860                *        2,226,300
      Incremental shares issuable for convertible note                    *                *                *                *
                                                                -----------     ------------      ------------    ------------
           Total shares                                          69,688,620       67,237,880       69,670,520       67,100,320
                                                                ===========     ============      ===========     ============
      Diluted earnings (loss) per share                         $     (0.24)    $       0.51      $     (0.67)    $       0.37
                                                                ===========     ============      ===========     ============

Class B Common Stock
      Net loss available to holders of Class B Common Stock     $    (1,636)                      $    (2,142)

      Weighted average number of Class B shares outstanding       6,719,444                         3,732,220
      Incremental shares issuable upon assumed conversion                 *                                 *
      Incremental shares issuable for convertible note                    *                                 *
                                                                -----------                       -----------
           Total shares                                           6,719,444                         3,732,220
                                                                ===========                       ===========
      Diluted loss per share                                    $     (0.24)                      $     (0.57)
                                                                ===========                       ===========


* THESE AMOUNTS ARE NOT INCLUDED IN THE CALCULATION OF THE WEIGHTED AVERAGE SHARES OUTSTANDING SINCE THEIR EFFECT WOULD BE ANTIDILUTIVE.

** Gives effect to the stock splits that were effective as of November 26, 2003